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                                   FORM OF

                           BROTHERS GOURMET COFFEES

                           CONFIDENTIAL MEMORANDUM



TO:
          ---------------------------------

FROM: Donald D. Breen, President and Chief Executive Officer, on Behalf of the Board of Directors

DATE:
          -----------------,--------

                           ----------------------

     Brothers Gourmet Coffees, Inc. (the "Company"), considers it essential to the best interests of its stockholders to foster the continuous employment of its key employees ("Key Employees"). In this connection, the Board of Directors of the Company (the "Board") recognizes that, in view of the Company's current intention to consider potential strategic opportunities, the possibility of a significant transaction exists and that such possibility, and the uncertainty and questions which it may raise, could result in your departure or distraction to the detriment of the Company and its stockholders.

     On behalf of the Board, I am pleased to announce the establishment of the Key Employee Bonus Program for selected Key Employees (the "Bonus Program") and to inform you that you have been selected by the Board as a Key Employee eligible for participation in the Bonus Program on the terms described herein.

     The purposes of the Bonus Program are to:

     1. alleviate concerns of Key Employees that might arise as a result of the Company's announcement of a desire to consider potential strategic opportunities;

     2. in the event the Company determines to pursue a "Significant Transaction" or other "Corporate Event" (as defined below), to encourage Key Employees to work towards the consummation of such Significant Transaction or Corporate Event and reward them for their efforts with respect thereto; and

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     3.   to encourage Key Employees to remain in the employ of the Company up to, and for a period of time following, the consummation of a Significant Transaction or Corporate Event.

ELIGIBLE EMPLOYEES

     1. You have been selected by the Board as a Key Employee. Subject to the condition that you must be employed by the Company as of the date of consummation of, or earlier date of a definitive agreement to consummate, a Significant Transaction or Corporate Event, you will be eligible to receive a stay bonus under the Bonus Program in an amount to be determined as provided below (a "Stay Bonus"); provided, however, that, unless otherwise provided by action of the Board, your Stay Bonus will only be payable to you hereunder in the event
          (i) a Significant Transaction or Corporate Event is consummated on or prior to June 30, 1998, or (ii) a definitive agreement is signed on or prior to June 30, 1998, to consummate a Significant Transaction or Corporate Event and such Significant Transaction or Corporate Event is, in fact, consummated.

SIGNIFICANT TRANSACTIONS - CORPORATE EVENTS

     1. The term "Significant Transaction" means any joint venture, strategic alliance, recapitalization, sale, merger, consolidation, or any other business combination or reorganization, in one or a series of related transactions, as a result of which any "person" or "group" (as such terms are defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than the Company, its subsidiaries, any affiliate(s) of the Company (including any employee benefit plan thereof), Dilmun Financial Services or any of its affiliates, or any person or group that is currently the "beneficial owner" of in excess of 5% of the Company's equity securities (a "Qualifying Acquiror"), (i) becomes the "beneficial owner," directly or indirectly of 66.66% or more of (x) the outstanding shares of common stock and class B common stock (collectively, the "Common Stock") of the Company (on a fully diluted basis, including all options, warrants or other convertible securities held by management and other investors) or (y) the combined voting power of all classes of equity securities of the Company entitled to vote (on a fully diluted basis, including all options, warrants or other convertible securities, held by management and other investors) or (z) of the common stock or such equity securities of any entity which owns all or substantially all of the assets of the Company (hereinafter the "Common Equity") or (ii) acquires assets representing 66.66% or more of the total assets of the Company, on a consolidated basis (the "Company Assets"), directly or indirectly, through a joint venture, or otherwise.

     2. The term "Corporate Event" means any event of the type described in the definition of Significant Transaction above which does not constitute a Significant Transaction but which results in a Qualifying Acquiror becoming the "beneficial owner" directly


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          or indirectly of 33.33% or more of (i) the securities described in subclauses (x), (y) or (z) of clause (i) of the definition of Significant Transaction above or (ii) the Company Assets, directly or indirectly, through a joint venture or otherwise.

AMOUNT OF STAY BONUS

     1. With respect to any SIGNIFICANT TRANSACTION, you will be eligible to receive a Stay Bonus in an amount equal to $____________.

     2. With respect to any CORPORATE EVENT, the Board may, in its discretion, determine whether or not to provide for the payment to you of a Stay Bonus hereunder. In the event the Board determines that a Stay Bonus shall be payable in connection with a Corporate Event, the amount of your Stay Bonus payable hereunder shall be determined by the Board in its discretion, taking into consideration the transaction price, the percentage ownership of the equity or Company assets acquired by the Qualifying Acquiror in connection with such Corporate Event and such other factors as the Board may deem appropriate.

PAYMENT OF STAY BONUS

     1. 50% of the Stay Bonus will be paid to you, subject to applicable withholding requirements, upon consummation of a Significant Transaction or Corporate Event (the "Closing Date") provided that (a) you are employed by the Company as of the date of the signing of a definitive agreement to consummate the Significant Transaction or Corporate Event (or, if there was no such agreement, as of the Closing
          Date) AND (b) you are EITHER (i) employed by the Company as of the Closing Date OR (ii) no longer employed of the Company prior to the Closing Date solely as a result of death, permanent disability or termination by the Company without "Cause" .

     2. If you do not meet all of the requirements described in the immediately preceding paragraph, you will not be entitled to any payments hereunder.

     3. The remaining 50% of the Stay Bonus (the "Balance Amount") will be paid, subject to applicable withholding requirements, to you provided that (i) you are an employee of the Company (or its successor) as of the third month anniversary of the Closing Date or (ii) you cease to be an employee of the Company (or its successor) prior to the third month anniversary of the Closing Date solely as a result of death, permanent disability or termination by the Company (or its successor) without "Cause". The Balance Amount will be paid on the earliest to occur of (x) the third month anniversary of the Closing Date, (y) no later than 10 days after the date of your termination after the Closing Date as a result of death, permanent disability or termination by the Company (or its successor) without "Cause" and (z) if your employment was terminated prior to the Closing Date solely as a result of death,

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          permanent disability or termination by the Company (or its successor)
          without "Cause", as of the Closing Date.

     4. If you resign or are terminated by the Company (or its successor) for "Cause" prior to the third month anniversary of the Closing Date, you will not be entitled to receive any portion of the Balance Amount.

     5. The term "Cause" shall mean (i) your substantial failure to satisfactorily perform your reasonably assigned duties to the Company or any of its subsidiaries or affiliates (including, without limitation, your failure to use your best efforts to assist in the structuring or consummation of any strategic alternative for the Company that the Board determines to pursue), (ii) dishonesty in the performance of your duties to the Company, its subsidiaries or affiliates, (iii) an act or acts on your part constituting a felony under the laws of the United States or any state thereof or crime involving moral turpitude, (iv) your material breach of any written policy or practices of the Company, its subsidiaries or affiliates,
          (v) your material breach of any provision of any applicable employment agreement between you, the Company, its subsidiaries or affiliates, or
          (vi) any other act or omission by you which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates. For such purposes, the term Company shall mean the Company or its successor, as the case may be.


ADOPTION/ADMINISTRATION/INTERPRETATION

     The Bonus Program has been adopted by the Board and shall be administered and interpreted by the Board, and determinations and interpretations by the Board relating to the Bonus Program shall be conclusive; PROVIDED that the Board may delegate any of its powers or authorities hereunder to any committee which is comprised solely of two or more members of the Board. The Board's determinations and interpretations under the Bonus Program need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stay Bonus awards under the Bonus Program (whether or not such persons are similarly situated).

     In the event the Board determines that any dividend, recapitalization, reorganization or other corporate event which does not constitute a Significant Transaction or Corporate Event affects the value of the shares of Common Stock of the Company such that an adjustment to this Bonus Program is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available hereunder, then the Board may make such adjustment(s) in such manner as it may deem equitable in order to avoid such dilution or enlargement of benefits or potential benefits hereunder.

     The Board may at any time and from time to time suspend, discontinue, terminate or amend this Bonus Program, except that no such amendment shall adversely affect your ability to earn a Stay Bonus with respect to any Significant Transaction or Corporate Event which has been consummated,

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or with respect to which a definitive agreement to consummate such
Significant Transaction or Corporate Event has been executed, in either case prior to such suspension, discontinuance, termination or amendment.

MISCELLANEOUS.

     You shall not have any rights hereunder until and unless you satisfy ALL of the requirements set forth herein and nothing herein shall be construed as conveying any rights to you of continued employment with the Company. Rights to the payment of any Stay Bonus payable hereunder may not be assigned, transferred, pledged or otherwise alienated by you, other than by will or the laws of descent and distribution.

     Participation in this Bonus Program is in addition to, and not in lieu of, participation in any other bonus or incentive compensation programs to which you are currently entitled to participate and shall not be deemed to limit or restrict in any way the Company or the Board from making any bonus or other payment to any person under any other plan or agreement, whether now existing or hereinafter in effect.

     Unless otherwise determined by the Board, any payments made hereunder shall not be taken into account in computing your salary or compensation for the purposes of determining any benefits or compensation under (i) any pension, retirement, life insurance or other benefit plan of the Company or its affiliates or (ii) any agreement between the Company or its affiliates and you.

     Except as may be required by law or as otherwise permitted or expressly contemplated herein, you agree (and you agree to cause your agents and representatives) not to disclose to any third party other than members of the Board of Directors or such agents, employees or other personnel of the Company designated in writing by the President and Chief Executive Officer (1) the nature, status, terms or any other information regarding any Significant Transaction or Corporate Event or (2) the existence, the subject matter or terms of the Bonus Program or this letter, without the prior written consent of the Company ("Confidential Information"); provided, however, that any information regarding the Bonus Program, this letter or Confidential Information that is otherwise publicly available, without breach by you, your agents or your representatives of this paragraph, shall not be subject to the prohibition on disclosure set forth herein. The Board shall have the right in its sole discretion to reduce or eliminate entirely your Bonus in the event of a violation of this paragraph; provided, however, that the Board in exercising the discretion provided to it in this sentence shall act reasonably and in good faith taking into account all relevant facts and circumstances, including any harm or damage (ACTUAL OR PERCEIVED) that may be suffered by the Company by reason of such improper disclosure.


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                              BROTHERS GOURMET COFFEES, INC.



                              By:
                                 ----------------------------------------------
                                 Donald D. Breen, President and Chief Executive Officer, on Behalf of the Board of Directors



     Agreed to and accepted this ____ day of _________________, 199__.


     By:
        ------------------------------------------
     Name (Print):
                  --------------------------------